LIMITED POWER OF ATTORNEY

I, John D. Lee, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, relating
to the disclosure of my beneficial ownership of
securities in Fortune Brands Home & Security, Inc.
(the "Company") and (ii) Forms 144 in accordance
with the Securities Act of 1933, as amended (the
"Securities Act"), and the rules thereunder,
relating to my transactions in the securities of
the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to
do and perform any and every act and thing
whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and
powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if
personally present, with full power of substitution
or revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or Rule
144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms
of this Power of Attorney. The powers granted by
this Power of Attorney shall begin on January 6,
2020 and shall continue in full force and effect
until the undersigned is no longer required to
file Section 16 Reports with respect to the
equity securities of the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

I, John D. Lee executed this Limited Power of
Attorney on this 10th day of January, 2020.

/s/ John D. Lee
John D. Lee